Exhibit 4.11


               _________________________________________
               _________________________________________

                             AETNA SERVICES, INC.
              (formerly Aetna Life and Casualty Company)

                                AETNA INC.

                                    AND

                   THE FIRST NATIONAL BANK OF CHICAGO,
                                AS TRUSTEE


                                 _______

                        FIRST INDENTURE SUPPLEMENT

                        Dated as of August 1, 1996

                                   to

                               INDENTURE

                       Dated as of November 1, 1994

                                Between

                          Aetna Services, Inc.
              (formerly Aetna Life and Casualty Company)


                                  and

                 The First National Bank of Chicago,
                               as Trustee


                 ___________________________________
                 ___________________________________



                      FIRST INDENTURE SUPPLEMENT


FIRST INDENTURE SUPPLEMENT, dated as of August 1, 1996, among AETNA SERVICES, INC. (formerly Aetna Life and Casualty Company), a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Company"), AETNA INC., a corporation duly organized and validly existing under the laws of the State of Connecticut (the "Guarantor"), and THE FIRST NATIONAL BANK OF CHICAGO, as trustee (the "Trustee").

         RECITALS OF THE COMPANY AND THE GUARANTOR

         The Company and the Trustee have heretofore executed and delivered an Indenture dated as of November 1, 1994 (the "Indenture"), which provides for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness in one or more series ("Debentures", as more fully defined in the Indenture).

         Pursuant to an Agreement and Plan of Merger dated as of March 30, 1996, as amended by Amendment No. 1 thereto dated as of May 30, 1996 among the Company, the Guarantor, U.S. Healthcare, Inc., Antelope Sub, Inc., a wholly owned subsidiary of the Guarantor ("Aetna Sub"), and New Merger Corporation, a wholly owned subsidiary of the Guarantor, on July 19, 1996 Aetna Sub was merged with and into the Company with the result that the Company is as of the date of this First Indenture Supplement a direct wholly-owned subsidiary of the Guarantor. In connection with such merger the Company's Certificate of Incorporation was amended to change its name to Aetna Services, Inc.

         As of the date of this First Indenture Supplement, the only Debentures of the Company that have been issued and remain outstanding under the Indenture consist of $275,000,000 original principal amount of 9 1/2% Series A Subordinated Debentures Due November 22, 2024 (the "9 1/2% Debentures").

         This First Indenture Supplement amends the Indenture, pursuant to Section 901 thereof: (i) to provide for the full and unconditional guarantee by the Guarantor of the due and punctual payment of the principal of, premium, if any, and interest on the 9 1/2% Debentures previously issued under the Indenture and (ii) to make certain other changes to the terms of the Indenture.

         All acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Company and the Guarantor necessary to constitute this First Indenture Supplement a valid and binding agreement for the uses and purpose herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this First Indenture Supplement have in all respects been duly authorized.



         NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Debentures.

                             ARTICLE 1

                            AMENDMENTS

         SECTION 101. The Guarantor is hereby made a party to the Indenture.

         SECTION 102.  Section 101 of the Indenture is hereby
amended to add to the definitions set forth in such Section the following additional definitions in the appropriate alphabetical order:

         First Indenture Supplement:

         The term "First Indenture Supplement" shall mean the First Indenture Supplement dated as of August 1, 1996 to this
    Indenture.

        Guarantee:

         The term "Guarantee" shall mean the guarantee set forth in Section 1601 hereof, including any evidence of such guarantee by endorsement on any Guaranteed Security pursuant to Section 1602 hereof. The Guarantee shall be deemed part of the Guaranteed Securities.

         Guaranteed Securities:

         The term "Guaranteed Securities" shall mean, the $275,000,000 original principal amount of 9 1/2% Series A Subordinated Debentures Due November 22, 2024, issued under the Indenture prior to the date of the First Indenture Supplement and remaining outstanding as of such date and "Guaranteed Security" means any of such Securities.

        Guarantor:

       The term "Guarantor" shall mean AETNA INC., a Connecticut corporation, and, subject to the provisions of Section 1606, shall also include its successors and assigns.

         Guarantor Senior Debt:

         The term "Guarantor Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor to the extent that such claim for post-petition interest is allowed in such proceeding) on Debt of the Guarantor, whether incurred on or prior to the date of the First Indenture Supplement or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Guarantee or to other Debt of the Guarantor which is pari passu with, or subordinated to
                              ____ _____
    the Guarantee or to other securities of the Guarantor which are junior to the Guarantee; provided, however, that Senior
                                 ________  _______
    Debt shall not be deemed to include the Guarantee.

         SECTION 103. (a) The definition of "Board of Directors" set forth in Section 101 of the Indenture is hereby amended by inserting the words "or of the Guarantor, as the case may be" immediately after the words "the Company" therein.

         (b) The definitions of "Board Resolution", "Officers' Certificate" and "Company Request" or "Company Order" set forth in
Section 101 of the Indenture are hereby amended by inserting the words "or of the Guarantor, as the case may be" immediately after the words "the Company" appearing therein.

         (c)  The definition of "Opinion of Counsel" set forth in
Section 101 of the Indenture is hereby amended by inserting the words" or the Guarantor", immediately after the words "the
Company," therein.

         SECTION 104. A new Article Sixteen and Article Seventeen are added to the Indenture to read in their entirety as follows:


                             ARTICLE SIXTEEN

                                Guarantee

              SECTION 1601. Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Guaranteed Security authenticated and delivered by or on behalf of the Trustee the due and punctual payment of the principal of, premium, if any, and interest on such Guaranteed Security, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms of such Guaranteed Securities and of the Indenture. In case of default by the Company in the payment of any such principal, premium or interest, the Guarantor hereby agrees duly and punctually to make any such payment when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment was made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of any such Guaranteed Security or the Indenture, the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the Holder of any Guaranteed Security of any series or by the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of a Guaranteed Security or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right of set-off or counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to any Guaranteed Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any Guaranteed Security except by payment in full of the principal of (premium, if any) and interest on such Guaranteed Security.

              The Guarantor shall be subrogated to all rights of a Holder of a Guaranteed Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not, without the consent of all Holders of Guaranteed Securities of such series be entitled to enforce, or to receive, any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest then due and payable on all Guaranteed Securities of the relevant series shall have been irrevocably paid in full in accordance with the terms of such Guaranteed Securities.

              The Guarantee is a guarantee of payment when due and not of collection. The Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of any Guaranteed Securities if at any time payment, or any part thereof, of such Guaranteed Security is rescinded or must otherwise be restored or returned by the Holder of such Guaranteed Security or any trustee for such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

              SECTION 1602. Execution of Guarantees. At the time that any Guaranteed Security is authenticated and delivered by the Trustee after the date of the First Indenture Supplement in connection with the registration of transfer, exchange or replacement of a Guaranteed Security pursuant to Section 304, 305 or 306 of this Indenture, as evidence of the Guarantee set forth in
         Section 1601 hereof, the Guarantor hereby agrees that notation of such Guarantee shall be endorsed on the reverse of such Guaranteed Security in the form set forth in Section 1603 hereof. The Guarantee shall be executed on behalf of the Guarantor by its Chairman, a Vice Chairman, its President, any Vice President, its Treasurer or Assistant Treasurer under its corporate seal attested by its Corporate Secretary or one of its Assistant Corporate Secretaries. The signatures of any or all of these officers on the Guarantees may be manual or by facsimile and may be imprinted or otherwise reproduced on the Guaranteed Security. The seal of the Guarantor may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Guaranteed Securities.

              Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Guaranteed Securities on which such Guarantees were endorsed or did not hold such offices at the date of such Guaranteed Securities.

              The Guarantor hereby agrees that the Guarantee set forth in Section 1601 hereof shall remain in full force and effect and shall apply to each Guaranteed Security executed, authenticated, issued and delivered under this Indenture, whether or not a notation of the Guarantee is endorsed on such Guaranteed Security.

              The execution and delivery by the Company and the Guarantor of the First Indenture Supplement to the Trustee shall constitute due delivery of the Guarantee set forth herein on behalf of the Guarantor with respect to all outstanding Guaranteed Securities. However, the Guarantee shall not be valid or become obligatory for any purpose with respect to any specific Guaranteed Security unless the Certificate of Authentication on such Guaranteed Security provided for in Section 205 of this Indenture shall have been signed by the Trustee.

              SECTION 1603.  Form of Notation of Guarantee.  The
         Guarantee shall be endorsed on the Guaranteed Securities pursuant to Section 1602 hereof in the following form:

                    [Form of Notation of Guarantee]


                             GUARANTEE
                                 OF
                             AETNA INC.

              Aetna Inc., a Connecticut corporation (herein called the "Guarantor", which term includes any successor corporation under the Indenture referred to in the Debenture upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Debenture upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest on said Debenture, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture dated as of November 1, 1994, as amended (herein called the "Indenture"), between Aetna Services, Inc. (herein called the "Company") and The First National Bank of Chicago, as Trustee. In case of the failure of the Company punctually to make any such payment of principal, premium or interest, the Guarantor hereby agrees to pay or to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, legality or enforceability of said Debenture or the Indenture, or the absence of any action to enforce the same, or any waiver, modification, indulgence or consent granted to the Company with respect thereto by the Holder of said Debenture or by the Trustee, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of said Debenture or the interest rate thereon or increase any premium payable upon redemption thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of bankruptcy of the Company, any right of set-off or to counterclaim, any right to require a proceeding first against the Company, protest or notice with respect to said Debenture or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on said Debenture.

              The obligations of the Guarantor under this Guarantee are, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of the Debenture on which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

              The Guarantor shall be subrogated to all rights of the Holder against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not, without the consent of all Holders of all outstanding Debentures of the same series issued under the Indenture, be entitled to enforce, or to receive, any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest then due and payable on all Debentures of the same series issued under the Indenture shall have been irrevocably paid in full in accordance with the terms of such Debentures.

              This Guarantee is a guarantee of payment when due and not of collection. This Guarantee shall continue to be effective, or be reinstated, as the case may be, in respect of said Debenture if at any time payment, or any part thereof, of said Debenture is rescinded or must otherwise be restored or returned by the Holder of said Debenture or any trustee for said Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other entity, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other entity or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

              No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, and premium, if any, and interest on the Debenture upon which this Guarantee is endorsed at the times, place and rate, and in the cash or currency prescribed herein.

              This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

              This Guarantee shall not be valid or become obligatory for any purpose with respect to any Debenture unless the certificate of authentication on said Debenture shall have been manually signed by or on behalf of the Trustee under the Indenture.


              All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

              IN WITNESS WHEREOF, Aetna Inc. has caused the execution hereof in its corporate name by its duly authorized officers.


                                          Aetna Inc.

                                          By___________________

         [Seal]

         Attest:


         ______________________________________
             [Assistant] Corporate Secretary

              SECTION 1604. Reports by the Guarantor. The Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided
                                                          ________
         that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

              SECTION 1605.  Guarantor's Statement as to
         Compliance; Notice of Certain Events of Default. The Guarantor will deliver to the Trustee within 120 days after the end of each fiscal year of the Guarantor ending after the date of this First Indenture Supplement, a certificate signed by the Guarantor's principal executive officer, the principal financial officer or the principal accounting officer stating whether or not to the best knowledge of the signer thereof the Guarantor is in compliance with all terms, conditions and covenants of the Indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if the signer has obtained knowledge of any continuing default by the Guarantor in the performance, observance or fulfillment of any such term, condition or covenant, specifying each such default and the nature thereof.

              SECTION 1606. Guarantor May Consolidate, Etc., Only on Certain Terms. The Guarantor shall not consolidate with or merge into any other Person or sell its properties and assets as, or substantially as, an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor, unless:

              (1) in the case the Guarantor shall consolidate with or merge into another Person (including, without limitation, the Company) or sell its properties and assets as, or substantially as, an entirety to any Person (including, without limitation, the Company), the Person formed by such consolidation or into which the Guarantor is merged or the Person which purchases the properties and assets of the Guarantor as, or substantially, as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual performance of the obligations of the Guarantor under the Guarantee of the Guaranteed Securities then outstanding and the performance or observance of every covenant of this Indenture on the part of the Guarantor to be performed or observed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor shall have been merged or by the corporation which shall have acquired the Guarantor's assets;

              (2)  immediately after giving effect to such
         transaction, no Event of Default shall have happened and be continuing; and

              (3) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, or sale and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 1606 and that all conditions precedent herein provided for relating to such transaction have been complied with.

              Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any Person or any sale of the properties and assets of the Guarantor as, or substantially as, an entirety in accordance with this
         Section 1606, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guaranteed Securities.

              SECTION 1607. Personal Immunity from Liability of Incorporators, Stockholders, Etc. No recourse shall be had for the payment of any obligations of the Guarantor with respect to the Guaranteed Securities, the Guarantee or this Indenture or any indenture supplemental hereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Guarantor or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of the First Indenture Supplement by the Guarantor and the issue of the Guarantee.

                                ARTICLE SEVENTEEN

                           Subordination of Guarantees

              SECTION 1701. Guarantee Subordinate to Guarantor Senior Debt. The Guarantor covenants and agrees, and each Holder of a Guaranteed Security by its acceptance of the Guaranteed Securities, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four and Article Twelve), all obligations of the Guarantor under the Guarantee are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Guarantor Senior Debt.


              SECTION 1702.  Payment Over of Proceeds Upon
         Dissolution, Etc., of the Guarantor. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization, debt restructuring or other similar case or proceeding in connection with any insolvency or bankruptcy proceeding, relative to the Guarantor or to its assets, or (b) any liquidation, dissolution or other winding up of the Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Guarantor, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Guarantor Proceeding") the holders of Guarantor Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Guarantor Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, before the Holders of the Guaranteed Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Guarantor subordinated to the payment of the Guarantee, such payment or distribution being hereinafter referred to as "Guarantor Junior Subordinated Payment"), pursuant to the

         Guarantee of the Guarantor on account of principal of (or premium, if any) or interest on the Guaranteed Securities or on account of the purchase or other acquisition of Guaranteed Securities by the Guarantor or any Subsidiary of the Guarantor and to that end the holders of Guarantor Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Guarantor Junior Subordinated Payment, which may be payable or deliverable pursuant to the Guarantee of the Guarantor in respect of the Guaranteed Securities in any such Guarantor Proceeding.

              In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Guaranteed Security shall have received on account of the Guaranteed Securities or the Guarantee of the Guarantor any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, including any Guarantor Junior Subordinated Payment, before all Guarantor Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or deliv ered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Guarantor for application to the payment of all Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all Guarantor Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Guaranteed Securities or the Guarantees, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Guaranteed Security receives for purposes of this Section.

              For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Guarantor Senior Debt to substantially the same extent as the Guarantee is so subordinated as provided in this Article. The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquidation or dissolution of the Guarantor following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Guarantor following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms
                                  11


         and conditions set forth in Section 1606 shall not be deemed a Guarantor Proceeding for the purposes of this
         Section if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Section 1606.

              SECTION 1703. Prior Payment to Guarantor Senior Debt Upon Acceleration of Guaranteed Securities. In the event that the Guaranteed Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Guarantor Senior Debt outstanding at the time the Guaranteed Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Guarantor Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, before the Holders of the Guaranteed Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment of the Guarantee) pursuant to the Guarantee of the Guarantor on account of the principal of (or premium, if any) or interest on the Guaranteed Securities or on account of the purchase or other acquisition of Guaranteed Securities by the Guarantor or any Subsidiary of the Guarantor; provided,
                                                       ________
         however, that nothing in this Section shall prevent the
         _______
         satisfaction of any sinking fund payment in accordance with Article Thirteen by delivering and crediting pursuant to Section 1302 Guaranteed Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

              In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or the Holder of any Guaranteed Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

              The provisions of this Section shall not apply to any payment with respect to which Section 1702 would be applicable.

                                  12


              SECTION 1704. No Payment When Guarantor Senior Debt in Default. (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Guarantor Senior Debt, or in the event that any event of default with respect to any Guarantor Senior Debt shall have occurred and be continuing and shall have resulted in such Guarantor Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Guarantor being subordinated to the payment of the Guarantees) shall be made by the Guarantor pursuant to the Guarantee on account of principal of (or premium, if any) or interest on the Guaranteed Securities or on account of the purchase or other acquisition of Guaranteed Securities by the Guarantor or any Subsidiary of the Guarantor; provided, however, that nothing in this
                           ________  _______
         Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Thirteen by delivering and crediting pursuant to Section 1302 Guaranteed Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.

              In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or the Holder of any Guaranteed Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

              The provisions of this Section shall not apply to any payment with respect to which Section 1702 would be applicable.

              SECTION 1705. Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Guaranteed Securities or the Guarantee shall prevent (a) the Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 1702 or under the conditions described in Sections 1703 and 1704, from making payments at any time pursuant to the Guarantee of the Guarantor of principal of (and premium, if any) or interest on the Guaranteed Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Guaranteed Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

               SECTION 1706.  Subrogation to Rights of Holders of
         Guarantor Senior Debt.  Subject to the payment in full of
                                  13


         all Guarantor Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, the Holders of the Guaranteed Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Guarantor Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all other indebtedness of the Guarantor which by its express terms is subordinated to indebtedness of the Guarantor to substantially the same extent as the Guarantee is subordinated to the Guarantor Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Guarantor Senior Debt) to the rights of the holders of such Guarantor Senior Debt to receive payments and distributions of cash, property and securities of the Guarantor applicable to the Guarantor Senior Debt until the principal of (and premium, if any) and interest on the Guaranteed Securities shall be paid in full. If the Trustee or the Holders of the Guaranteed Securities are not for any reason entitled to be subrogated to the rights of holders of Guarantor Senior Debt in respect of such payment or distribution, then the Trustee or the Holders of the Guaranteed Securities may require each holder of Guarantor Senior Debt to whom any such payment or distribution is made as a condition to such payment or distribution to assign its Guarantor Senior Debt to the extent of such payment or distribution and all rights with respect thereto to the Trustee on behalf of the Holders. Such assignment shall not be effective until such time as all Guarantor Senior Debt has been paid in full or payment thereof provided for. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Guarantor Senior Debt of any cash, property or securities to which the Holders of the Guaranteed Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Guarantor Senior Debt by Holders of the Guaranteed Securities or the Trustee, shall, as among the Guarantor, its creditors other than holders of Guarantor Senior Debt, and the Holders of the Guaranteed Securities, be deemed to be a payment or distribution by the Guarantor to or on account of the Guarantor Senior Debt.

              SECTION 1707. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Guaranteed Securities on the one hand and the holders of Guarantor Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Guaranteed Securities or in the Guarantee is intended to or shall
         (a) impair, as among the Guarantor, its creditors other than holders of Guarantor Senior Debt, and the Holders of the Guaranteed Securities, the obligations of the Guarantor, which are absolute and unconditional (and which, subject to the rights under this Article of the holders of Guarantor Senior Debt, are intended to rank equally with all other general unsecured obligations of the Guarantor), to pay to the Holders of the Guaranteed Securities pursuant to and in accordance with the Guarantee the principal of (and premium, if any) and
                                  14


         interest on the Guaranteed Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Guarantor of the Holders of the Guaranteed Securities and creditors of the Guarantor other than the holders of Guarantor Senior Debt; or (c) prevent the Trustee or the Holder of any Guaranteed Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Guarantor Proceeding, subject to the rights, if any, under this Article of the holders of Guarantor Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

              Without limiting the generality of the foregoing, nothing contained in this Article will restrict the right of the Trustee or the Holders of the Guaranteed Securities to take any action to declare the Guaranteed Securities to be due and payable prior to their stated maturity pursuant to Section 502 or to pursue any rights or remedies hereunder.

              SECTION 1708. Trustee to Effectuate Subordination. Each Holder of a Guaranteed Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

              SECTION 1709.  No Waiver of Subordination
         Provisions.   No right of any present or future holder of
         any Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

              Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Guaranteed Securities, without incurring responsibility to the Holders of the Guaranteed Securities, and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Guaranteed Securities, to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Guarantor Senior Debt, or otherwise amend or supplement in any manner the Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior

                                  15


         Debt; (iii) release any Person liable in any manner for the collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

              SECTION 1710. Notice to Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee, unless and until the Trustee shall have received written notice thereof from the Guarantor or a holder of Guarantor Senior Debt or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have
         ________  _______
         received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Guaranteed Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

              Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Guarantor Senior Debt (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Guarantor Senior Debt (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

              SECTION 1711.  Reliance on Judicial Order or
         Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Trustee, subject to the provisions of
         Section 601, and the Holders of the Guaranteed Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which
                                  16


         such Guarantor Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Guaranteed Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

              SECTION 1712. Trustee Not Fiduciary For Holders of Guarantor Senior Debt. The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Guaranteed Securities or to the Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article or otherwise.

              SECTION 1713. Rights of Trustee as Holder of Guarantor Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

              Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section
         607.

              SECTION 1714. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

              SECTION 1715. Defeasance of This Article Seventeen. The subordination of the Guarantee provided by this Article Seventeen is expressly made subject to the provisions for defeasance or covenant defeasance in Article Twelve and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance with respect to the Guaranteed Securities, the Guarantee of the Guarantor with respect to the Guaranteed Securities shall thereupon cease to be subordinated pursuant to this Article Seventeen.

              SECTION 105. Section 102 of the Indenture is hereby amended by inserting the words "and Section 1605" after the words
"Section 1004" in the second paragraph of such section.
                                  17


              SECTION 106. Section 105 of the Indenture is hereby amended by inserting the words "or the Guarantor" after the words "the Company" each time such words appear in subparagraphs (1) and
(2) thereof. The Trustee hereby agrees that, substantially simultaneously with its furnishing to the Company any notice or communication under the Indenture, as amended hereby, the Trustee shall furnish a copy thereof to the Guarantor. The Company hereby agrees that, substantially with its receiving or furnishing any notice or communication under the Indenture, as amended hereby, the Company will provide a copy thereof to the Guarantor.

              SECTION 107. Section 106 of the Indenture is hereby amended as follows:

              (a) The words ", the Guarantor" are inserted after the word "Company" in the ninth and thirteenth lines of the first paragraph thereof.

              (b) The words "and the Guarantor" are inserted after the words "the Company" in the twelfth line of the first paragraph thereof.

              SECTION 108. Section 109 of the Indenture is hereby amended by adding the words "or the Guarantor" after the words
"the Company".

              SECTION 109. Section 308 of the Indenture is hereby amended by inserting (i) the words "the Guarantor," after the word "Company," in the second, third and eighth lines thereof and (ii) the words "or the Guarantor" after the words "the Company" in the ninth line thereof.

              SECTION 110. Section 401 of the Indenture is hereby amended (i) by adding the words "and the Guarantor" after the words "the Company" in the last paragraph of such Section and (ii) by adding the following as a new penultimate paragraph of such
Section:

              "In the event the Company exercises its rights under this Section 401 with respect to the Guaranteed Securities, upon satisfaction by the Company of the conditions set forth in this Section 401 with respect to such series, the Guarantor's obligations under its Guarantee with respect to such Guaranteed Securities shall likewise be satisfied and discharged and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Guaranteed Securities."

              SECTION 111. Section 402 of the Indenture is hereby amended (i) by inserting the words "(and, in respect of the Guaranteed Securities, the Guarantee)" after the words
"Debentures" in the fourth line thereof and (ii) by inserting the words "or of holders of Guarantor Senior Debt under Article
Seventeen" after the words "Article Fourteen" is the last line of such Section.

              SECTION 112. Section 509 of the Indenture is hereby amended by inserting the words" the Guarantor," after the words
"the Company," therein.

              SECTION 113. Section 603 of the Indenture is hereby amended by inserting the words "or of the Guarantor, as the case may be" after the words "the Company" in paragraph (b) of such section.

              SECTION 114. Section 605 of the Indenture is hereby amended by inserting the words "or the Guarantor" after the words
"the Company" in such section.

              SECTION 115. Section 607 of the Indenture is hereby amended by replacing the words "The Company agrees" with "The
Company and the Guarantor, jointly and severally, agree" in the first line thereof.

              SECTION 116.  (a)  Paragraph (b) of Section 610 of
the Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" in the first sentence thereof.

              (b) Paragraph (c) of Section 610 of the Indenture is hereby amended by inserting the words "and to the Guarantor" after the words "the Company" in such section.

              (c) Paragraph (d) of Section 610 of the Indenture is hereby amended as follows:

                   (i) The words "or the Guarantor" are inserted after the words "the Company" in subclause (1) and
              (2) of such paragraph.

                   (ii)  The words "and the Guarantor" are
              inserted after the words "the Company" in the first line immediately following subclause (3) of such paragraph.

              (d) Paragraph (e) of Section 610 of the Indenture is hereby amended by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in such paragraph.

              SECTION 117. Section 611 of the Indenture is hereby amended (i) by inserting the words "and the Guarantor" after the words "the Company" each time such words appear in paragraphs (a) and (c) of such section, and (ii) by inserting the words ",the Guarantor" after the words "the Company" each time such words appear in paragraph (b) of such section.

              SECTION 118. Section 901 of the Indenture is hereby amended as follows:

              (a) The words "the Guarantor, when authorized by a Board Resolution," are inserted after the words "Board
         Resolution," in the second line of such section.

              (b) The words "or the Guarantor" are inserted after the words "the Company" each time such words appear in paragraphs (1) and (2) of such section.

              SECTION 119. Section 902 of the Indenture is hereby amended by inserting the words "the Guarantor, when authorized by a Board Resolution" after the words "Board Resolution," in the fifth line of the first paragraph of such section.

              SECTION 120. Section 907 of the Indenture is hereby amended by inserting the words "or the Guarantor" after the words
"the Company" each time such words appear such section.

              SECTION 121.  Article Twelve of the Indenture is
hereby amended as follows:

              (a) The words "and, in the case such option is exercised with respect to the Guaranteed Securities, the Guarantor shall be deemed to have been discharged from its obligations, and the provisions of Article Seventeen shall cease to be effective, with respect to the Outstanding Guaranteed Securities and its Guarantee in respect thereof, all" are inserted after the words "of such series"in the sixth line of Section 1202.

              (b) The words "and, in the case such option is exercised with respect to the Guaranteed Securities, the Guarantor" are inserted after the words "the Company" in the tenth line of Section 1202.

              (c) The words "and, if applicable, the Guarantee of the Guarantor in respect thereof" are inserted after the words "such series" in the twelfth, fourteenth and fifteenth lines of Section 1202.

              (d)  The word "its" in the thirteenth line of
         Section 1202 is hereby replaced with the word "their".

              (e) The words (i) "and, if such option is exercised with respect to the Guaranteed Securities, the Guarantor shall be released from its obligations under Section 1606" are inserted after the words "Section 801" in the fifth line of Section 1203, (ii) "and, if such option is exercised with respect to the Guaranteed Securities, the provisions of Article Seventeen shall cease to be effective" are inserted after the word "effective" in the ninth line of Section 1203 and (iii) "and the Guarantor" are inserted after the words "the Company" in the fourteenth line of Section 1203.

              (f)  The words (i) "(or, in the case of the
         Guaranteed Securities, the Company or the Guarantor)" are inserted after the words "The Company" in the first line of clause (1) of Section 1204 and (ii) "or Guarantor Senior Debt" are inserted after the words "Senior Debt" each time such words appear in clause (8) of Section 1204.

              (g) The words (i) "or the Guarantor" are inserted after the words "the Company" in the eleventh line of the first paragraph of Section 1205, (ii) "or the Guarantor, as the case may be," are inserted after the word "Company" in the third line of the third paragraph of
         Section 1205 and (iii) "and, if applicable, any related Guarantee of such Debentures" are inserted after the words "of such series" in the last line of the third paragraph of Section 1205.

              (h)  The words (i) "and, if applicable, the
         Guarantor's" are inserted after the words "the Company's" in the sixth line of Section 1206, (ii) "and, if applicable, any related Guarantee of the Guarantor" are inserted after the words "of such series" in the seventh line of Section 1206, (iii) "or, in the case of the Guaranteed Securities, if the Guarantor makes any payment in respect thereof pursuant to its Guarantee of such Guaranteed Securities" are inserted after the words "of its obligations" in the sixteenth line of Section 1206 and (iv) "or the Guarantor, as the case may be," are inserted after the words "the Company" in the sixteenth line of Section 1206.


                             ARTICLE 2

                           MISCELLANEOUS

              SECTION 201.  Effectiveness.  This First Indenture
Supplement shall take effect as of the date hereof.

              SECTION 202. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Company and the Trustee and all the terms, provisions and conditions thereof are and will remain in full force and effect.

              SECTION 203. Execution by the Trustee. The Trustee has executed this First Indenture Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the Guarantor, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this First Indenture Supplement or the execution thereof by the Company or the Guarantor.

              SECTION 204.  Governing Law.  This First Indenture
Supplement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

              SECTION 205. Execution in Counterparts. This First Indenture Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

                                  22


              IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                  AETNA SERVICES, INC.

         [Seal]

                                  By /s/ Alfred P. Quirk, Jr.
                                    _________________________
                                     Alfred P. Quirk, Jr.
                                     Vice President-Corporate Finance


Attest:

/s/ Paige L. Falasco
_________________________


                                  AETNA INC.

         [Seal]

                                  By /s/ Alfred P. Quirk, Jr.
                                    _____________________________
                                     Alfred P. Quirk, Jr.
                                     Vice President-Corporate Finance


Attest:

/s/ Paige L. Falasco
_________________________


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee

         [Seal]

                                  By /s/ John R. Prendiville
                                    _____________________________


Attest:


/s/ Amy Movitz
__________________________


                                  23


State of Connecticut
County of Hartford           ss:


              On the 1st day of August, 1996, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at 44 Stonegate, Farmington, CT 06032, that [he] [she] is the Vice President, Corporate Finance of Aetna Services, Inc., one of the corporations described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.



                                   /s/ Joanne R. Jensen
                                  __________________________
                                       Notary Public


State of Connecticut
County of Hartford      ss:


              On the 1st day of August, 1996, before me personally came Alfred P. Quirk, Jr., to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at 44 Stonegate, Farmington, CT 06032, that [he] [she] is the Vice President, Corporate Finance of Aetna Inc., one of the corporations described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.




                                   /s/ Joanne R. Jensen
                                   _________________________
                                       Notary Public


                                  24


State of Illinois
County of Cook          ss:


              On the 1st day of August, 1996, before me personally came John R. Prendiville, to me known, who, being by me duly sworn, did depose and say that [he] [she] resides at
    , that [he] [she] is a Vice President of The First National Bank of Chicago, one of the corporations described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.




                                  /s/ Somsri Helmer
                                  __________________________
                                      Notary Public


                                  25